                                   Exhibit 99
                                   ----------
                                                            PRESS RELEASE



FOR RELEASE OCTOBER 29, 2002


           Neoware Delivers 157% Revenue Increase and Record Earnings


         KING OF PRUSSIA, Pa., October 29, 2002 -- Neoware Systems, Inc. (Nasdaq: NWRE), the leading supplier of award-winning software, services, and solutions for the Appliance Computing market, today reported sharply higher revenue and earnings for its fiscal 2003 first quarter ended September 30, 2002.

FINANCIAL HIGHLIGHTS

   o Revenues for the quarter ended September 30, 2002 increased 157% to $13,516,678, from $5,264,729 in the prior year quarter. Pretax income increased 771% to $2,260,986, or $0.15 per fully diluted share, from $259,672, or $0.02 per fully diluted share, in the prior year quarter.

   o Net income for the quarter ended September 30, 2002 increased 457% to $1,447,031, or $0.10 per fully diluted share, after an income tax provision of $813,955, from $259,672, or $0.02 per fully diluted share, in the prior year quarter, which had no income tax provision.

         "Appliance Computing is gaining traction as a recognized solution that saves enterprises money," stated Michael Kantrowitz, Neoware's Chairman and CEO. "We see strong demand for our products, and believe that we are very well positioned to continue to gain market share and to deliver revenue and profit growth as we capitalize upon the benefits of our software-powered business model."

ADDITIONAL FINANCIAL HIGHLIGHTS

   o Organic appliance and software revenue grew significantly in the quarter, even during the typically slow summer months. Excluding revenue attributable to sales of ThinSTAR products and to third-party products sold as a result of the ACTIV-e acquisition, revenues in Q1 2003 grew by approximately 116% from the prior year quarter and 10% sequentially from Q4. Since the ThinSTAR and ACTIV-e acquisitions were consummated in the Q2 and Q3 of fiscal 2002, there were no such revenues in the prior year quarter.

   o Revenue from Neoware's alliance with IBM increased to approximately $2,500,000 in Q1 from zero in the prior year quarter, and from approximately $2,000,000 in the prior sequential quarter.

   o Revenue from the NCD ThinSTAR product line was approximately $1,500,000 in Q1, compared to approximately $2,500,000 in the prior sequential quarter as the Company discontinued the ThinSTAR hardware products in the United States and began the transition process to move customers to the Company's Eon and Capio products. During this transition process customers typically place purchases on hold as they evaluate the Company's new product offerings. The Company expects this transition to be complete during Q2.

   o Cash and marketable securities increased to $20,209,006 from $17,214,755 in the prior quarter as a result of positive cash flow from operations and exercises of warrants and employee stock options.

   o Total gross margin was 42% in Q1 2003, compared to 42% in the prior year quarter and 40% in the prior sequential quarter.

   o Inventory on hand was $721,431, or 8 days, at September 30, 2002, compared to 12 days in the prior year quarter.

   o Days sales outstanding (DSOs) were 60 days at the end of Q1 2003, based upon the timing of sales within the quarter, which was within the Company's goal, compared to 45 days in the prior year quarter. DSOs are higher in the current period as a result of increased sales in Europe, via IBM, and via distributors, since these sales typically have payment terms of 45-60 days as opposed to 30 day payment terms with end users.

   o Total operating expenses decreased to 26% of revenue for Q1 2003, compared to 39% of revenue in the prior year quarter, reflecting the scaling benefits of the Company's software-powered business model.

   o Annualized revenue per employee increased 67% to approximately $500,000 in Q1 2003 from approximately $300,000 in the prior year quarter, even as employment grew by 51%. During the year, the Company significantly expanded its sales, marketing and executive management ranks to implement its growth plans.

CUSTOMER WINS AND MARKET DATA

   o Specific customers sold during the quarter included Air Canada, Air New Zealand, Ardent Health, Art Van Furniture, California Department of Human Services, Discount Tire, Electrolux, Foxwoods Casino, Ikea, Safeway, Sears, Target Corporation, Total Elf Fina, and Wal-Mart.

   o According to IDC, the worldwide enterprise thin client appliance market continued to show excellent growth during the quarter, with shipments reaching more than 335,000 units, the highest ever recorded for the market, and representing unit growth of 28.4% compared to the prior year. According to the IDC report, "thin clients are not only surviving, but thriving, as IT managers continue to recognize the excellent long-term value and ROI advantages that thin clients can offer."

   o According to IDC, Neoware grew at more than four times the market's rate, gained more market share than any other supplier, doubled its market share compared to one year ago, and grew to be the number two supplier of thin client appliances and software worldwide.

     "Unlike other technology companies, Neoware is delivering significant increases in revenues and profits," Mr. Kantrowitz commented. "The fact that Neoware's products save money - both up-front and in total ownership cost - is resonating with customers given today's IT spending climate."

     "Looking forward, we are confident that we'll deliver continued, significant year-over-year increases in revenues through the balance of this fiscal year as a result of growth in our markets, our software-powered business model, and our strong industry partnerships, including our alliance with IBM. We're comfortable with consensus analyst estimates for revenue growth for the balance of the fiscal year, and believe that as our top line grows, we can continue to reduce our operating expenses as a percentage of revenue, driving additional profitability. We're very encouraged by our progress, and believe that we are very well positioned to deliver continued growth," Mr. Kantrowitz concluded.

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: strong demand for our products; our expectation that that our existing customers may purchase through IBM in the future; our expectation of continued, significant increases in revenues during the fiscal year as a result of growth in our markets, our business model and our strong industry partnerships, including the IBM alliance; continued gains in market share and revenue and profit growth due to our business model; our views regarding consensus analyst estimates of revenue growth for the balance of the fiscal year; revenue growth resulting in the reduction of our operating expenses as a percentage of revenue driving growth in our profitability; our position as the leading supplier of software, products, services and solutions for the Appliance Computing market; the benefits of our business model; and our competitive advantage. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers' acceptance of our Appliance Computing products, including acceptance by IBM and NCD customers, NCD's creditworthiness as a distributor of our products in Europe, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2002.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.



CONTACT:

Vince Dolan, CFO
Neoware Systems, Inc.
610-277-8300
vince.dolan@neoware.com

                              NEOWARE SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS


ASSETS                                                         September 30, 2002
                                                                   (Unaudited)           June 30, 2002
                                                               -----------------       ----------------
CURRENT ASSETS:
Cash and cash equivalents                                            $20,062,339            $17,031,422
Marketable securities                                                    146,667                183,333
Accounts receivable, net                                              10,188,130              9,520,558
Inventories                                                              721,431              1,040,851
Prepaid expenses and other                                               658,147                551,598
Deferred income taxes                                                    595,728              1,394,864
                                                               -----------------       ----------------
Total current assets                                                  32,372,442             29,722,626

Property and equipment, net                                              634,454                622,235
Goodwill and other intangibles                                        11,468,607             11,568,940
Notes receivable                                                         254,269                263,732
Deferred income taxes                                                    173,648                173,648
Capitalized and purchased software, net                                   40,413                 47,779
                                                               -----------------       ----------------
                                                                     $44,943,833            $42,398,960
                                                               =================       ================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                      $2,934,061             $3,111,164
Accrued expenses                                                       2,019,942              2,136,776
Capital lease obligations                                                 64,597                 63,037
Deferred revenue                                                         714,151                582,290
                                                               -----------------       ----------------
Total current liabilities                                              5,732,751              5,893,267
                                                               -----------------       ----------------

Capital lease obligations, non-current portion                           187,388                204,131

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock                                                                -                      -
Common stock                                                              13,556                 12,936
Additional paid-in capital                                            41,616,574             40,291,861
Treasury stock                                                         (100,000)              (100,000)
Accumulated other comprehensive income                                 (166,904)              (116,672)
Retained earnings (deficit)                                          (2,339,532)            (3,786,563)
                                                               -----------------       ----------------
Total stockholders' equity                                            39,023,694             36,301,562
                                                               -----------------       ----------------
                                                                     $44,943,833            $42,398,960
                                                               =================       ================

                              NEOWARE SYSTEMS, INC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Three Months Ended            Three Months Ended
                                                         September 30,                September 30,
                                                             2002                         2001
                                                     ------------------           ------------------
Net revenues                                                $13,516,678                  $ 5,264,729
Cost of revenues                                              7,822,502                    3,060,589
                                                     ------------------           ------------------
Gross profit                                                  5,694,176                    2,204,140
                                                     ------------------           ------------------

Sales and marketing                                           2,227,333                    1,210,108
Research and development                                        387,763                      330,866
General and administrative                                      908,117                      515,447
                                                     ------------------           ------------------
Operating expenses                                            3,523,213                    2,056,421
                                                     ------------------           ------------------

Operating income                                              2,170,963                      147,719

Interest income, net                                             90,023                      111,953
                                                     ------------------           ------------------

Income before income taxes                                    2,260,986                    $ 259,672
Income tax expense                                             (813,955)                           -
                                                     ------------------           ------------------

Net income                                                   $1,447,031                     $259,672
                                                     ==================           ==================

Basic income per share                                          $  0.11                      $  0.03
                                                     ==================           ==================

Diluted income per share                                        $  0.10                      $  0.02
                                                     ==================           ==================

Weighted average number of common
shares outstanding used in basic
earnings per share computation                               13,162,589                   10,179,851
                                                     ==================           ==================

Weighted average number of common
shares outstanding used in diluted
earnings per share computation                               14,652,096                   10,596,720
                                                     ==================           ==================

                              NEOWARE SYSTEMS, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                             Three Months              Three Months
                                                                                Ended                      Ended
                                                                             September 30,             September 30,
                                                                                 2002                       2001
                                                                         ------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                    $1,447,031                   $259,672
Adjustments to reconcile net income to net cash
provided by operating activities-
Deferred income taxes                                                            799,136                          -
Depreciation and amortization                                                    187,509                     50,821
Changes in operating assets and liabilities-
(Increase) decrease in:
   Accounts receivable                                                         (667,572)                    166,954
   Inventories                                                                   319,420                     43,590
   Prepaid expenses and other                                                  (120,114)                    114,403
Increase (decrease) in:
   Accounts payable                                                            (177,103)                    168,587
   Accrued expenses                                                            (116,934)                  (348,755)
   Deferred revenue                                                              131,861                      4,694
                                                                         ------------------------------------------

Net cash provided by operating activities                                      1,803,234                    459,966
                                                                         ------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets                                                  (148,592)                   (12,421)
Purchases of property and equipment, net                                        (62,378)                   (31,336)
                                                                         ------------------------------------------

Net cash provided used in investing activities                                 (210,970)                   (43,757)
                                                                         ------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital leases                                                    (15,183)                          -
Exercise of stock options and warrants                                         1,444,273                      6,112
Repayments of officer loans                                                        9,463                     30,644
                                                                         ------------------------------------------
     Net cash provided by financing activities                                 1,438,553                     36,756
                                                                         ------------------------------------------
INCREASE  IN CASH AND CASH EQUIVALENTS                                         3,030,917                    452,965
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                17,031,422                 11,712,535
                                                                         ------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $20,062,339                $12,165,500
                                                                         ==========================================